Exhibit 3.5

FORM OF CLASS B REDEEMABLE WARRANT CERTIFICATE

THIS WARRANT CERTIFICATE MAY BE TRANSFERRED SEPARATELY FROM THE
COMMON STOCK CERTIFICATE WITH WHICH IT IS INITIALLY ISSUED

EXERCISABLE ON OR BEFORE, AND VOID AFTER, 5:00 P.M. NEW YORK CITY TIME, MAY 28, 2004

No. W- _____      Certificate for __________ Warrants

WARRANT CUSIP :

WARRANTS TO PURCHASE COMMON STOCK OF PIPELINE DATA INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES that  ___________________________________________  or assigns, is the owner of the number of Warrants set forth above, each of which represents the right to purchase from Pipeline Data Inc., a Delaware corporation (the
"Company"), at any time on or before 5:00 p.m., New York City time, May 28, 2004, upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement hereinafter referred to, one share (subject to adjustments referred to below) of the Common Stock of the Company (such shares or other securities or property purchasable upon exercise of the Warrants being herein called the "Shares"), by surrendering this Warrant Certificate, with the Purchase Form on the reverse side duly executed, at the principal office of American Stock Transfer Company or its successor, as warrant agent (the "Warrant Agent"), and by paying in full, in cash or by certified or official bank check payable to the order of the Company, the purchase price of $5.00 per share.

Upon any exercise of less than all the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder a new Warrant Certificate in respect of the Warrants as to which this Warrant Certificate was not exercised.

Upon the surrender for transfer or exchange hereof, properly endorsed, to the Warrant Agent, the Warrant Agent at the Company's expense will issue and deliver to the order of the holder hereof a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face hereof.

The Warrant Certificates are issued only as registered Warrant Certificates. Until this Warrant Certificate is transferred in the Warrant Register, the Company and the Warrant Agent may treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof and of the Warrants represented hereby for all purposes, notwithstanding any notice to the contrary.

This Warrant Certificate is issued under the Warrant Agreement dated as of August _____, 1999, between the Company and the Warrant Agent and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the registered holder of this Warrant Certificate consents by acceptance hereof. Copies of said Warrant Agreement are on file at the principal office of the Warrant Agent in New York and may be obtained by writing to the Warrant Agent.

The number of Shares receivable upon the exercise of the Warrants represented by this Warrant Certificate and the purchase price per share are subject to adjustment upon the happening of certain events specified in the Warrant Agreement (which provisions are contained in Section 3 of the Warrant Agreement and are hereby incorporated by reference).

No fractional Shares of the Company's Common Stock will be issued upon the exercise of Warrants. As to any final fraction of a share which a holder of Warrants exercised in the same transaction would otherwise be entitled to purchase on such exercise, the Company shall pay a cash adjustment in lieu of any fractional Share determined as provided in the Warrant Agreement.

The Warrants may be redeemed by the Company, in whole, at any time on or after issuance, and on or before May 28, 2004, at a redemption price of $.01 per Warrant, upon notice of such redemption as set forth below, provided that (a) the last reported sale price of the Common Stock on a national securities exchange, if the Common Stock shall be listed or admitted to unlisted trading privileges on a national securities exchange, or (b) the closing bid price of the Common Stock on the NASDAQ system, or (c) if the Common Stock trades over the counter but is not reported in the NASDAQ National Market System or traded on any national securities exchange, the average of the mean bid and asked prices per share, as reported by the National Quotation Bureau, Inc. or other generally accepted quotation service, if the Common Stock is not so listed or admitted to unlisted trading privileges, has been at least 150% of the then effective Purchase Price on each of the 20 consecutive trading days ending on the third day before notice of redemption is given. Notice of redemption shall be mailed not less than thirty (30) days prior to the date fixed for redemption to the holders of Warrants at their last registered addresses. If notice of redemption shall have been given as provided in the Warrant Agreement and cash sufficient for the redemption be deposited by the Company for that purpose, the exercise rights of the Warrants identified for redemption shall expire at the close of business on such date of redemption unless extended by the Company.

This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any preemptive right, or to receive any notice of, or to attend meetings of holders of Common Stock or any other proceedings of the Company.

This Warrant Certificate shall be void and the Warrants and any rights represented hereby shall cease unless exercised on or before 5:00 P.M. New York City time on May 28, 2004, unless extended by the Company.

This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.


WITNESS the facsimile signatures of the Company's duly authorized officers.

Dated: ______________                    Pipeline Data Inc.


                                         By ___________________________
                                         Its __________________________


COUNTERSIGNED AND REGISTERED:

American Stock Transfer Company
as Warrant Agent

By __________________________
Authorized Signatory

[REVERSE OF WARRANT CERTIFICATE]

THE CERTIFICATE OF INCORPORATION OF THE COMPANY GRANTS TO THE BOARD OF DIRECTORS THE POWER TO ISSUE ONE OR MORE SERIES OR CLASSES OF PREFERRED STOCK AND TO FIX THE DESIGNATION AND POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS, AND RESTRICTIONS RELATING TO SHARES OF EACH SUCH SERIES OR CLASS. THE COMPANY WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATION AND POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS, AND RESTRICTIONS OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE DESIGNATION AND POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS, AND RESTRICTIONS OF SUBSEQUENT CLASSES OR SERIES.

THE HOLDER OF THIS WARRANT CERTIFICATE WILL BE ABLE TO EXERCISE THE WARRANTS ONLY IF A CURRENT PROSPECTUS RELATING TO THE SHARES UNDERLYING THE WARRANTS IS THEN IN EFFECT AND ONLY IF SUCH SHARES ARE QUALIFIED FOR SALE OR EXEMPT FROM QUALIFICATION UNDER THE APPLICABLE SECURITIES LAWS OF THE STATES IN WHICH THE HOLDER OF THIS WARRANT CERTIFICATE RESIDES. ALTHOUGH THE COMPANY WILL USE ITS BEST EFFORTS TO MAINTAIN THE EFFECTIVENESS OF A CURRENT PROSPECTUS COVERING THE SHARES UNDERLYING THE WARRANTS, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO DO SO, OR TO GET ANY REQUIRED AMENDMENTS DECLARED EFFECTIVE BY FEDERAL OR STATE AUTHORITIES IN A TIMELY MANNER. THE COMPANY WILL BE UNABLE TO ISSUE SHARES TO THOSE PERSONS DESIRING TO EXERCISE THEIR WARRANTS IF A CURRENT PROSPECTUS COVERING THE SHARES ISSUABLE UPON THE EXERCISE THE WARRANTS IS NOT KEPT EFFECTIVE OR IF SUCH SHARES ARE NOT QUALIFIED NOR EXEMPT FROM QUALIFICATION IN THE STATES IN WHICH THE HOLDERS OF THE WARRANTS RESIDE.

TO:      Pipeline Data Inc.
c/o American Stock Transfer Company
Warrant Agent

PURCHASE  FORM
(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE
WARRANT CERTIFICATES)

The undersigned hereby irrevocably elects to exercise _____________* of the Warrants represented by the Warrant Certificate and to purchase for cash the Shares issuable upon the exercise of said Warrants, and herewith makes payment of $__________ therefor, and requests that certificates for such Shares shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
REGISTERED HOLDER OF CERTIFICATE
=============================
(Print Name)
-----------------------------
(Address)
-----------------------------

Dated: __________________                    Signature(s)   __________________

                                                            ------------------
* Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial exercise, the portion thereof being exercised), in either case without making any adjustment for additional Common Stock or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.

ASSIGNMENT FORM
(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO TRANSFER
WARRANT CERTIFICATES)

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers ___________** of the Warrants represented by this Warrant Certificate unto

---------------------------------

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


---------------------------------

-----------------------------------
(Print name)
-----------------------------------------
(Address)
-----------------------------------------

and does hereby irrevocably constitute and appoint ____________________________ Attorney to transfer this Warrant Certificate on the records of the Company with full power of substitution in the premises.

Dated: __________________                    Signature(s)   __________________

                                                            ------------------
Signature(s)
Guaranteed: ________________________

** Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial assignment, the portion thereof being assigned), in either case without making any adjustment for additional Common
Stock or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.

NOTICE
The Signature(s) to the Purchase Form or the Assignment Form must correspond to the name(s) as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatsoever.

                                      -END-